Exhibit 23.5 - Consent of Malone Bailey Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8of our report dated December 15, 2011 with respect to the audited financial statements of Citadel EFT, Inc. for the year ended September 30, 2011.

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

January 23, 2012